SECURITY NATIONAL FINANCIAL CORPORATION

                         5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123


                                  June 5, 2003






Dear Stockholder:

     On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company") to be held on July 11, 2003, at 10:00 a.m., Mountain Daylight Time, at 5300 South 360 West, Suite 250, Salt Lake City, Utah.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation. A copy of the Company's Annual Report to Stockholders is also enclosed.

     The matters to be  addressed  at the meeting  will  include the election of seven directors, the approval of the 2003 Stock Option Plan, and the ratification of the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2003. I will also report on the Company's business activities and answer any stockholder questions.

     Your vote is very important. We hope you will take a few minutes to review the Proxy Statement and complete, sign, and return your Proxy Card in the envelope provided, even if you plan to attend the meeting. Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

     Thank you for your support of Security National Financial Corporation. We look forward to seeing you at the Annual Meeting.

                             Sincerely yours,

                             SECURITY NATIONAL FINANCIAL CORPORATION


                             George R. Quist
                             Chairman of the Board and Chief Executive Officer

                     SECURITY NATIONAL FINANCIAL CORPORATION

                         5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company"), a Utah corporation, will be held on July 11, 2003, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, to consider and act upon the following:

1. To elect a Board of Directors consisting of seven directors (two directors to be elected exclusively by the Class A common stockholders voting separately as a class and the remaining five directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2. To approve the adoption of the 2003 Stock Option Plan and the reservation of 500,000 shares of Class A Common Stock and 1,000,000 shares of Class C Common Stock for issuance thereunder;

3. To ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2003;

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on May 9, 2003, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. A PROXY STATEMENT AND PROXY CARD ARE ENCLOSED HEREWITH. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                    By order of the Board of Directors,



                                    G. Robert Quist
                                    First Vice President and Secretary



June 5, 2003
Salt Lake City, Utah

                     SECURITY NATIONAL FINANCIAL CORPORATION
                         5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                           To Be Held on July 11. 2003

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on July 11, 2003, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, or at any adjournment or postponements thereof (the "Annual Meeting"). The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (two nominees to be elected by the Class A common stockholders voting separately as a class and five nominees to be elected by the Class A and Class C common stockholders voting together) as listed unless such Proxy specifies otherwise, or the authority to vote in the election of directors is withheld. A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company at the above address. Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a Proxy. This Proxy Statement and accompanying Proxy Card are being mailed to stockholders on or about June 5, 2003.

     Your vote is important. Please complete and return the Proxy Card so your shares can be represented at the Annual Meeting, even if you plan to attend in person.

     If a shareholder wishes to assign a proxy to someone other than the Directors' Proxy Committee, all three names appearing on the Proxy Card must be crossed out and the name(s) of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person(s) representing the shareholder.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation.

     The matters to be brought before the Annual Meeting are (1) to elect directors to serve for the ensuing year; (2) to approve the adoption of the 2003 Stock Option Plan and the reservation of 500,000 shares of Class A Common Stock and 1,000,000 shares of Class C Common Stock for issuance thereunder; (3) to ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2003; and (4) to transact such other business as may properly come before the Annual Meeting.

                                VOTING SECURITIES

     Only holders of record of Common Stock at the close of business on May 9, 2003, will be entitled to vote at the Annual Meeting. As of March 31, 2003, there were issued and outstanding 4,705,586 shares of Class A Common Stock, $2.00 par value per share, and 6,105,726 shares of Class C Common Stock $.20 par value per share resulting in a total of 10,811,312 shares of both Class A and Class C Common Stock outstanding. A majority of the outstanding shares (5,405,657) of Class A and Class C Common Stock will constitute a quorum for the transaction of business at the meeting.

     The holders of each class of Common Stock of the Company are entitled to one vote per share. Cumulative voting is not permitted in the election of directors.

     The Company's Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors. The Class A common stockholders voting separately as a class will be entitled to vote for two of the seven directors to be elected (the nominees to be voted upon by the Class A stockholders separately consist of Messrs. Charles L. Crittenden and J. Lynn Beckstead, Jr.).

     The remaining five directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Messrs. Robert G. Hunter, M.D, H. Craig Moody, George R. Quist, Scott M. Quist, and Norman G. Wilbur). For the other business to be conducted at the Annual Meeting, the Class A and Class C common stockholders will vote together, one vote per share. Class A common stockholders will receive a different form of Proxy than the Class C common stockholders.

                              ELECTION OF DIRECTORS

                                   PROPOSAL 1

     There are three committees of the Board of Directors, which meet periodically during the year: the Audit Committee, the Compensation Committee, and the Executive Committee. The Board of Directors does not have a Nominating Committee.

     The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, contribution under the 401(k) Retirement Savings Plan, Deferred Compensation Plan, granting of options under the stock option plans, and creating other employee compensation plans. The Compensation Committee consists of Messrs. Charles L. Crittenden, Norman G. Wilbur, and George R. Quist. During 2002, the Compensation Committee met on three occasions.

     The Audit Committee directs the auditing activities of the Company's internal auditors and outside public accounting firm and approves the services of the outside public accounting firm. The Audit Committee consists of Messrs. Charles L. Crittenden, H. Craig Moody, and Norman G. Wilbur. During 2002, the Audit Committee met on two occasions.

     The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company. The Executive Committee consists of Messrs. George R. Quist, Scott M. Quist, and H. Craig Moody. During 2002, the Executive Committee met on four occasions. During 2002, there were five meetings of the Company's Board of Directors.

     The Company's Bylaws provide that the Board of Directors shall consist of not less than three nor more than eleven members. The term of office of each director is for a period of one year or until the election and qualification of his successor. A director is not required to be a resident of the State of Utah but must be a stockholder of the Company.

     The size of the Board of Directors of the Company for the coming year is seven members. Unless authority is withheld by your Proxy, it is intended that the Common Stock represented by your Proxy will be voted for the respective nominees listed below. If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director. There is no family relationship between or among any of the nominees, except that Scott M. Quist is the son of George R. Quist.


The Nominees

     The nominees to be elected by the holders of Class A Common Stock are as follows:

     Name                Age   Director Since     Position(s) with the Company
 ------------            ---   ----------------   ----------------------------
J. Lynn Beckstead, Jr.   47     March 2002         Vice President and Director
Charles L. Crittenden    83     October 1979       Director

     The nominees for election by the holders of Class A and Class C Common Stock, voting together, are as follows:

     Name                 Age    Director Since    Position(s) with the Company
 ------------             ---    ----------------  ----------------------------
 Robert G. Hunter, M.D.   43     October 1998      Director
 H. Craig Moody           49     September 1995    Director
 George R. Quist          82     October 1979      Chairman of the Board and
                                                     Chief Executive Officer
 Scott M. Quist           49     May 1986          President, General Counsel,
                                                     Chief Operating Officer
                                                     and Director
 Norman G. Wilbur         64     October 1998      Director

     The following is a description of the business experience of each of the nominees and directors.

     George R. Quist has been Chairman of the Board and Chief Executive Officer of the Company since October 1979. In addition, he served as President of the Company from October 1979 until July 2002. Mr. Quist has also served as Chairman of the Board and Chief Executive Officer of Southern Security Life Insurance Company since December 1998, and as its President from December 1998 to July 2002. From 1960 to 1964, he was Executive Vice President and Treasurer of Pacific Guardian Life Insurance Company. From 1946 to 1960, he was an agent, District Manager and Associate General Agent for various insurance companies. Mr. Quist also served from 1981 to 1982 as the President of The National Association of Life Companies, a trade association of 642 life insurance companies, and from 1982 to 1983 as its Chairman of the Board.

     Scott M. Quist has been President of the Company since July 2002, its Chief Operating Officer since October 2001, and its General Counsel and a director since May 1986. Mr. Quist served as First Vice President of the Company from May 1986 to July 2002. Mr. Quist has also served as President of Southern Security Life Insurance Company since July 2002, its Chief Operating Officer since October 2001, and its General Counsel and a director since December 1998. Mr. Quist also served as First Vice President of Southern Security Life Insurance Company from December 1998 to July 2002. From 1980 to 1982, Mr. Quist was a tax specialist with Peat, Marwick, Mitchell, & Co., in Dallas, Texas. From 1986 to 1991, he was Treasurer and a director of The National Association of Life Companies, a trade association of 642 insurance companies until its merger with the American Council of Life Companies. Mr. Quist has been a member of the Board of Governors of the Forum 500 Section (representing small insurance companies) of the American Council of Life Insurance. Mr. Quist has also served as a regional director of Key Bank of Utah since November 1993. Mr. Quist is currently a director and past president of the National Alliance of Life Companies, a trade association of over 200 life companies.

     J. Lynn Beckstead Jr. has been a Vice President and a director of the Company since March 2002. Mr. Beckstead has also served as Vice President and a director of Southern Security Life Insurance Company since March 2002. In addition, he is President of Security National Mortgage Company, an affiliate of the Company, having served in this position since July 1993. From 1980 to 1993, Mr. Beckstead was Vice President and a director of Republic Mortgage Corporation. From 1983 to 1990, Mr. Beckstead was Vice President and a director of Richards Woodbury Mortgage Corporation. From 1980 to 1983, he was a principal broker for Boardwalk Properties. From 1978 to 1980, Mr. Beckstead was a residential loan officer for Medallion Mortgage Company. From 1977 to 1978, he was a residential construction loan manager of Citizens Bank.

     Charles L. Crittenden has been a director of the Company since October 1979. Mr. Crittenden is also a director of Southern Security Life Insurance Company and has served in this position since December 1998. Mr. Crittenden has been sole stockholder of Crittenden Paint & Glass Company since 1958. He is also an owner of Crittenden Enterprises, a real estate development company, and Chairman of the Board of Linco, Inc.

     Robert G. Hunter, M.D. has been a director of the Company since October 1998. Dr. Hunter is also a director of Southern Security Life Insurance Company and has served in this position since December 1998. Dr. Hunter is currently a practicing physician in private practice. Dr. Hunter created the statewide E.N.T. Organization (Rocky Mountain E.N.T., Inc.) where he is currently a member of the Executive Committee. He is also Chairman of Surgery at Cottonwood Hospital, a delegate to the Utah Medical Association and a delegate representing the State of Utah to the American Medical Association, and a member of several medical advisory boards.

     H. Craig Moody has been a director of the Company since September 1995. Mr. Moody is also a director of Southern Security Life Insurance Company and has served in this position since December 1998. Mr. Moody is owner of Moody & Associates, a political consulting and real estate company. He is a former Speaker and House Majority Leader of the House of Representatives of the State of Utah.

     Norman G. Wilbur has been a director of the Company since October 1998. Mr. Wilbur is also a director of Southern Security Life Insurance Company and has served in this position since December 1998. Mr. Wilbur worked for J.C. Penny's regional offices in budget and analysis. His final position was Manager of Planning and Reporting for J.C. Penney's stores. After 36 years with J.C. Penny's, he took an option of an early retirement in 1997. Mr. Wilbur is a past board member of a homeless organization in Plano, Texas.

Executive Officers

     The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for the first two individuals are set forth above):

     Name            Age             Title
George R. Quist1      82      Chairman of the Board and Chief Executive Officer

Scott M. Quist1       49      President and Chief Operating Officer

G. Robert Quist1      51      First Vice President and Secretary

Stephen M. Sill       57      Vice President and Treasurer

  1George R. Quist is the father of Scott M. Quist and G. Robert Quist.

     Stephen M. Sill has been Vice President, Treasurer and Chief Financial Officer of the Company since March 2002. From 1997 to March 2002, Mr. Sill was Vice President and Controller of the Company. He has also served as Vice President, Treasurer and Chief Financial Officer of Southern Security Life Insurance Company since March 2002. From 1998 to March 2002, Mr. Sill also served as Vice President and Controller of Southern Security Life Insurance Company. From 1994 to 1997, Mr. Sill was Vice President and Controller of Security National Life Insurance Company. From 1989 to 1993, he was Controller of Flying J. Inc. From 1978 to 1989, Mr. Sill was Senior Vice President and Controller of Surety Life Insurance Company. From 1975 to 1978, he was Vice President and Controller of Sambo's Restaurant, Inc. From 1974 to 1975, Mr. Sill was Director of Reporting for Northwest Pipeline Corporation. From 1970 to 1974, he was an auditor with Arthur Andersen & Co. Mr. Sill is the President and a director of the Insurance Accounting and Systems Association (IASA), a national association of over 1,300 insurance companies and associate members.

     G. Robert Quist has been First Vice President and Secretary of the Company since March 2002. Mr. Quist also served as a director of Southern Security Life Insurance Company since April 1999 and as its First Vice President and Secretary since March 2002. He has also served as First Vice President of Singing Hills Memorial Park since 1996. Mr. Quist has served as Vice President of Memorial Estates since 1982; he began working for Memorial Estates in 1978. Also since 1987, Mr. Quist has served as President and a director of Big Willow Water Company and as Secretary-Treasurer and a director of the Utah Cemetery
Association. From 1987 to 1988, he was a director of Investors Equity Life Insurance Company of Hawaii.

     The Board of Directors of the Company has a written procedure, which requires disclosure to the board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in conflict with the interests of the Company.

     No director, officer or 5% stockholder of the Company or its subsidiaries, or any affiliate thereof has had any transactions with the Company or its subsidiaries during 2002 or 2001.

     Each of the directors of the Company are directors of Southern Security Life Insurance Company, which has a class of equity securities registered under the Securities Exchange Act of 1934, as amended. In addition, Scott M. Quist is a regional director of Key Bank of Utah.

     All directors of the Company hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth security ownership information of the Company's Class A and Class C Common Stock as of March 31, 2003, (i) for persons who own beneficially more than 5% of the Company's outstanding Class A or Class C Common Stock, (ii) each director of the Company, and (iii) for all executive officers and directors of the Company as a group.

                                                                                                          Class A and
                                              Class A                     Class C                           Class C
                                           Common Stock                Common Stock                      Common Stock
                                           ------------                ------------                      ------------
                                    Amount                         Amount                           Amount
                                Beneficially        Percent     Beneficially      Percent        Beneficially         Percent
Name and Address (1)                Owned          of Class         Owned        of Class            Owned           of Class
----------------                   -------         --------         -----        --------            -----           --------
George R. and Shirley C. Quist
  Family Partnership, Ltd. (2)     383,899            7.0%       3,045,052         49.9%          3,428,951          29.7%
  4491 Wander Lane
  Salt Lake City, UT 84117
Employee Stock
  Ownership Plan (ESOP) (3)        507,490            9.3%       1,408,653         23.1%          1,916,143          16.6%
George R. Quist (4)(5)(6)(7)(8)    388,728            7.1%         428,207          7.0%            816,935           7.1%
Associated Investors (9)            84,170            1.5%         594,658          9.7%            678,828           5.9%
Scott M. Quist (4)(6)(7)(10)       299,106            5.5%         233,178          3.8%            532,284           4.6%
G. Robert Quist (11)               103,794            1.9%         221,363          3.6%            325,157           2.8%
Ault Glazer & Co.  Investment
  Management LLC (12)              308,863            5.7%            --             *              308,863           2.7%
  100 Wilshire Blvd., 15th Floor
  Santa Monica, CA 80401
J. Lynn Beckstead, Jr. (13)         89,449            1.6%            --             *               89,449            *
Stephen M. Sill (14)                45,261            *               --             *               45,261            *
Robert G. Hunter, M.D (4)(6)(15)     4,563            *               --             *                4,563            *
Norman G. Wilbur (16)                3,357            *               --             *                3,357            *
Charles L. Crittenden (17)           3,321            *               --             *                3,321            *
H. Craig Moody (18)                  3,100            *               --             *                3,100            *
All directors and executive officers
  as a group (9 persons)
    (4)(5)(6)(7)                 1,324,578        24.3%          3,927,800         64.3%          5,252,378          45.4%
----------------
*   Less than 1%

(1) Unless otherwise indicated, the address of each listed stockholder is c/o 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

(2) This stock is owned by the George R. and Shirley C. Quist Family Partnership, Ltd., of which George R. Quist is the general partner.

(3) The trustees of the Employee Stock Ownership Plan (ESOP) are George R. Quist, Scott M. Quist, and Robert G. Hunter, who exercise shared voting and investment powers.

(4) Does not include 507,490 shares of Class A Common Stock and 1,408,653 shares of Class C Common Stock owned by the Company's Employee Stock Ownership Plan (ESOP), of which George R. Quist, Scott M. Quist, and Robert
     G. Hunter are the trustees and accordingly, exercise shared voting and investment powers with respect to such shares.

(5) Does not include 84,170 shares of Class A Common Stock and 594,658 shares of Class C Common Stock owned by Associated Investors, a Utah general partnership, of which George R. Quist is the managing partner and, accordingly, exercises voting and investment powers with respect to such shares.

(6) Does not include 171,222 shares of Class A Common Stock owned by the Company's 401(k) Retirement Savings Plan, of which George R. Quist, Scott
     M. Quist, and Robert G. Hunter are members of the Investment Committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(7) Does not include 76,997 shares of Class A Common Stock owned by the Company's Deferred Compensation Plan, of which George R. Quist and Scott M. Quist are members of the Investment Committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(8)  Includes options to purchase 184,000 shares of Class A Common Stock granted
     to  George  R.  Quist  that  are  currently   exercisable  or  will  become
     exercisable within 60 days of March 31, 2003.

(9) The managing partner of Associated Investors is George R. Quist who exercises voting and investment powers.

(10) Includes options to purchase 112,000 shares of Class A Common Stock granted to Scott M. Quist that are currently exercisable or will become exercisable within 60 days of March 31, 2003.

(11) Includes  options to purchase 40,250 shares of Class A Common Stock granted
     to  G.  Robert  Quist  that  are  currently   exercisable  or  will  become
     exercisable within 60 days of March 31, 2003.

(12) Based on a Schedule 13D dated January 8, 2003, filed jointly by Ault Glazer & Company Investment Company LLC ("Ault Glazer & Company") and Milton C. Ault, III, Managing Director and Chief Investment Officer of Ault Glazer & Company. According to the Schedule 13D, Ault Glazer & Company reported the beneficiary ownership of 308,863 shares of Class A Common Stock (as adjusted to reflect the 5% stock dividend issued on February 28, 2003). Mr. Ault has sole voting and investment powers with respect to such shares.

(13) Includes options to purchase 58,076 shares of Class A Common Stock granted to Mr. Beckstead that are currently exercisable or will become exercisable within 60 days of March 31, 2003.

(14) Includes options to purchase 15,250 shares of Class A Common Stock granted to Mr. Sill that are currently exercisable or will become exercisable within 60 days of March 31, 2003.

(15) Includes options to purchase 2,261 shares of Class A Common Stock granted to Mr. Hunter that are currently exercisable or will become exercisable within 60 days of March 31, 2003.

(16) Includes options to purchase 2,261 shares of Class A Common Stock granted to Mr. Wilbur that are currently exercisable or will become exercisable within 60 days of March 31, 2003.

(17) Includes options to purchase 2,261 shares of Class A Common Stock granted to Mr. Crittenden that are currently exercisable or will become exercisable within 60 days of March 31, 2003.

(18) Includes options to purchase 2,261 shares of Class A Common Stock granted to Mr. Moody that are currently exercisable or will become exercisable within 60 days of March 31, 2003.

     The Company's officers and directors, as a group, own beneficially approximately 45.4% of the outstanding shares of the Company's Class A and Class C Common Stock.




                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officer Compensation

     The  following  table sets forth,  for each of the last three fiscal years, the  compensation  received by George R. Quist,  the  Company's  Chairman of the
Board  and  Chief  Executive   Officer,   and  all  other   executive   officers
(collectively,  the "Named  Executive  Officers")  at December 31,  2002,  whose salary and bonus for all  services in all  capacities  exceed  $100,000  for the fiscal year ended December 31, 2002.

                                      Summary Compensation Table
                                  Annual Compensation                          Long-Term Compensation
                                                    Other
                                                   Annual        Restricted   Securities    Long-Term    All Other
    Name and                                      Compen-          Stock     Underlying     Incentive     Compen-
Principal Position   Year  Salary($)  Bonus($)    sation($)(2)    Awards($) Options/SARs(#) Payout($)   sation($)(3)
------------------   ----  ---------  --------    ------------    --------- --------------- ---------   ------------
George R. Quist (1)  2002  $165,600   $25,000       $2,400            0            0           0         $31,186
  Chairman of the    2001   148,737    20,200        2,400            0       50,000           0          37,358
  Board and Chief    2000   147,204    20,200        2,400            0       50,000           0           5,281
  Executive Officer

Scott M. Quist (1)   2002  $179,400   $35,000       $7,200            0            0           0         $24,066
  President, Chief   2001   152,525    20,000        7,200            0       35,000           0          34,739
  Operating Officer
  and Director       2000   140,400    18,770        7,200            0       35,000           0             637

(1)  George R. Quist is the father of Scott M. Quist.

(2) The amounts indicated under "Other Annual Compensation" consist of payments related to the operation of automobiles by the Named Executive Officers. However, such payments do not include the furnishing of an automobile by the Company to George R. Quist and Scott M. Quist nor the payment of insurance and property taxes with respect to the automobiles operated by the Named Executive Officers.

(3) The amounts indicated under "All Other Compensation" consist of (a) amounts contributed by the Company into a trust for the benefit of the Named
     Executive Officers under the Security National Financial Corporation Deferred Compensation Plan (for the years 2002, 2001, and 2000 such amounts were George R. Quist, $16,207, $32,077, and $0 respectively; and Scott M. Quist, $19,219, $34,102, and $0 respectively); (b) insurance premiums paid by the Company with respect to a group life insurance plan for the benefit of the Named Executive Officers (for the years 2002, 2001 and 2000, such amounts were for George R. Quist $125, $637, and $637 respectively; for Scott M. Quist $642, $637, and $637 respectively); (c) life insurance premiums paid by the Company for the benefit of the family of George R. Quist ($4,644 for each of the years 2002, 2001 and 2000); Scott M. Quist ($4,205 for the year 2002, $0 for 2001 and $0 for 2000); (d) compensation paid for the cashless exercise of 50,000 shares of Company stock exercised by George R. Quist ($10,210) The amounts under "All Other Compensation" do not include the no interest loan in the amount of $172,000 that the Company made to George R. Quist on April 29, 1998, to exercise stock options. See "Item 13 Certain Relationships and Related Transactions".

     The following table sets forth information concerning the exercise of options to acquire shares of the Company's Common Stock by the Named Executive Officers during the fiscal year ended December 31, 2002, as well as the aggregate number and value of unexercised options held by the Named Executive Officers on December 31, 2002.

     Aggregated Option/SAR Exercised in Last Fiscal Year and Fiscal Year-End Option/SAR Values:


                                                Number of
                                               Securities
                                               Underlying                         Value of
                                               Unexercised                       Unexercised
                                               Options/SARs                      In-the-Money
              Shares                               at                            Options/SARs at
            Acquired on                        December 31,                     December 31,
             Exercise       Value                2002(#)                           2002
Name           (#)        Realized    Exercisable      Unexercisable     Exercisable    Unexercisable
----         --------     --------    -----------      -------------     -----------    -------------
George R.
  Quist       44,946    $233,719        84,000            44,100          $192,120        $192,075
Scott M.
  Quist       56,341    $292,975        42,000            44,100          $113,100        $201,675

Retirement Plans

     George R. Quist, who has been Chairman and Chief Executive Officer of the Company since 1979, and President from 1979 to July 2002, has a Deferred Compensation Agreement, dated December 8, 1988, with the Company (the
"Compensation Agreement"). This Compensation Agreement was amended effective January 2, 2001, to reflect the following benefits. The employment agreements between the Company and George R. Quist be amended to adjust for inflation in accordance with the United States Consumer Index commencing January 2, 2002, and for each year thereafter of the term of the agreement and that for the year 2001 the adjustment for his retirement is $60,000 per year instead of $50,000 per year. The agreements shall also be amended to provide his spouse, in the event of his pre-mature death, with health insurance coverage equivalent to that carried on executive personnel with the coverage for the entire period of the agreement. In the event of death of George R. Quist and his spouse prior to the expiration of the terms of the agreement, payments shall be paid to his estate or as otherwise directed by him in writing.

     The Compensation Agreement further provides that the Board of Directors may elect to pay the entire amount of deferred compensation in the form of a single lump-sum payment or other installment payments, so long as the term of such payments does not exceed 10 years. However, in the event Mr. Quist's employment with the Company is terminated for any reason other than retirement, death or disability, the entire deferred compensation shall be forfeited by him. The Company has accrued a liability for the Compensation Agreement at December 31, 2002 of $294,000.

Employment Agreement

     The Company maintains an employment agreement with Scott M. Quist. The agreement, which has a five-year term, was entered into in 1996, and renewed in 1997 and 2002. Under the terms of the agreement, Mr. Quist is to devote his full time to the Company serving as its President, General Counsel and Chief Operating Officer at not less than his current salary and benefits, and to include $500,000 of life insurance protection. In the event of disability, Mr. Quist's salary would be continued for up to five years at 50% of its current level. In the event of a sale or merger of the Company, and Mr. Quist were not retained in his current position, the Company would be obligated to continue Mr. Quist's current compensation and benefits for seven years following the merger or sale.

Director Compensation

     Directors of the Company (but not including directors who are employees) are paid a director's fee of $12,000 per year by the Company for their services and are reimbursed for their expenses in attending board and committee meetings. No additional fees are paid by the Company for committee participation or special assignments. However, each director is provided with an annual grant of stock options to purchase 1,000 shares of Class A Common Stock under the 2000 Director Stock Option Plan.

Employee 401(k) Retirement Savings Plan

     In 1995, the Company's Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of January 1, 1995, the Company may make discretionary employer matching contributions to its employees who choose to participate in the plan. The plan allows the board to determine the amount of the contribution at the end of each year. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 50% of the participating employee's contribution to the plan to purchase Company stock up to a maximum discretionary employee contribution of 1/2% of a participating employee's compensation, as defined by the plan.

     All persons who have completed at least one year's service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan. All Company matching contributions are invested in the Company's Class A Common Stock. The Company's matching contributions for 2002, 2001, and 2000 were approximately $7,975, $18,458, and 0, respectively. Also, the Company may contribute at the discretion of the Company's Board of Directors an Employer Profit Sharing Contribution to the 401(k) plan. The Employer Profit Sharing Contribution shall be divided among three different classes of participants in the plan based upon the participant's title in the Company. All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee. The Company's contributions to the plan for 2002, 2001 and 2000, were $142,218, $260,350, and $0, respectively.

Employee Stock Ownership Plan

     Effective January 1, 1980, the Company adopted an employee stock ownership plan (the "Ownership Plan") for the benefit of career employees of the Company and its subsidiaries. The following is a description of the Ownership Plan, and is qualified in its entirety by the Ownership Plan, a copy of which is available for inspection at the Company's offices.

     Under the Ownership Plan, the Company has discretionary power to make contributions on behalf of all eligible employees into a trust created under the Ownership Plan. Employees become eligible to participate in the Ownership Plan when they have attained the age of 19 and have completed one year of service (a twelve-month period in which the Employee completes at least 1,040 hours of service). The Company's contributions under the Ownership Plan are allocated to eligible employees on the same ratio that each eligible employee's compensation bears to total compensation for all eligible employees during each year. To date, the Ownership Plan has approximately 170 participants and had $99,612 contributions payable to the Plan in 2002. Benefits under the Ownership Plan vest as follows: 20% after the third year of eligible service by an employee, an additional 20% in the fourth, fifth, sixth and seventh years of eligible service by an employee.

     Benefits under the Ownership Plan will be paid out in one lump sum or in installments in the event the employee becomes disabled, reaches the age of 65, or is terminated by the Company and demonstrates financial hardship. The Ownership Plan Committee, however, retains discretion to determine the final method of payment. Finally, the Company reserves the right to amend or terminate the Ownership Plan at any time. The trustees of the trust fund under the Ownership Plan are George R. Quist, Scott M. Quist and Robert G. Hunter, who each serve as a director of the Company.

Deferred Compensation Plan

     In 2001, the Company's Board of Directors adopted a Deferred Compensation Plan. Under the terms of the Deferred Compensation Plan, the Company will provide deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The board has appointed a committee of the Company to be the plan administrator and to determine the employees who are eligible to participate in the plan. The employees who participate may elect to defer a portion of their compensation into the plan. The Company may contribute into the plan at the discretion of the Company's Board of Directors. The Company's contribution for 2002 and 2001 was $100,577 and $220,038, respectively.

1987 Incentive Stock Option Plan

     In 1987, the Company adopted the 1987 Incentive Stock Option Plan (the 1987
Plan). The 1987 Plan provides that shares of the Class A Common Stock of the Company may be optioned to certain officers and key employees of the Company. The Plan establishes a Stock Option Plan Committee, which selects the employees to whom the options will be granted, and determines the price of the stock. The Plan establishes the minimum purchase price of the stock at an amount which is not less than 100% of the fair market value of the stock (110% for employees owning more than 10% of the total combined voting power of all classes of stock).

     The Plan provides that if additional shares of Class A Common Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Class A Common Stock reserved for the purpose of the Plan shall be increased by the same proportion. In the event that the shares of Class A Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total price of the shares then so covered, and the number of shares of Class A Common Stock reserved for the purposes of the Plan shall be reduced by the same proportion.

     The Plan terminated in 1997 and options granted are non-transferable. The Plan permits the holder of the option to elect to receive cash, amounting to the difference between the option price and the fair market value of the stock at the time of the exercise, or a lesser amount of stock without payment, upon exercise of the option.

1993 Stock Option Plan

     On June 21, 1993, the Company adopted the Security National Financial Corporation 1993 Stock Incentive Plan (the "1993 Plan"), which reserves shares of Class A Common Stock for issuance thereunder. The 1993 Plan was approved at the annual meeting of the stockholders held on June 21, 1993. The 1993 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

     The 1993 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both "incentive stock options," as defined under Section 422A of the Internal Revenue Code of 1986 (the "Code"), and "non-qualified options" may be granted pursuant to the 1993 Plan. The exercise prices for the options granted are equal to or greater than the fair market value of the stock subject to such options as of the date of grant, as determined by the Company's Board of Directors. The options granted under the 1993 Plan, were to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

     The 1993 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales affected under the 1993 Plan are to be determined by the Board of Directors or its committee. The Plan provides that if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. In addition, the number of shares of Common Stock reserved for purposes of the Plan shall be adjusted by the same proportion. No options may be exercised for a term of more than ten years from the date of grant.

     Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than the fair market value of the option shares on the date of grant. The 1993 Plan provides that the exercise price for non-qualified options will be not less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company's Board of Directors.

     The 1993 Plan has a term of ten years. The Board of Directors may amend or terminate the 1993 Plan at any time, subject to approval of certain modifications to the 1993 Plan by the shareholders of the Company as may be required by law or the 1993 Plan. On November 7, 1996, the Company amended the 1993 Plan as follows: (i) to increase the number of shares of Class A Common Stock reserved for issuance under the 1993 Plan from 300,000 Class A shares to 600,000 Class A shares; and (ii) to provide that the stock subject to options, awards and purchases may include Class C common stock. On October 14, 1999, the Company amended the 1993 Plan to increase the number of shares of Class A Common Stock reserved for issuance under the plan from 746,126 Class A shares to 1,046,126 Class A shares.

2000 Director Stock Option Plan

     On October 16, 2000, the Company adopted the 2000 Directors Stock Option Plan (the "Director Plan") effective November 1, 2000. The Director Plan provides for the grant by the Company of options to purchase up to an aggregate of 50,000 shares of Class A Common Stock for issuance thereunder. The Director Plan provides that each member of the Company's Board of Directors who is not an employee or paid consultant of the Company automatically is eligible to receive options to purchase the Company's Class A Common Stock under the Director Plan.

     Effective as of November 1, 2000, and on each anniversary date thereof during the term of the Director Plan, each outside director shall automatically receive an option to purchase 1,000 shares of Class A Common Stock. In addition, each new outside director who shall first join the Board after the effective date shall be granted an option to purchase 1,000 shares upon the date which such person first becomes an outside director and an annual grant of an option to purchase 1,000 shares on each anniversary date thereof during the term of the Director Plan. The options granted to outside directors shall vest in their entirety on the first anniversary date of the grant. The primary purposes of the Director Plan are to enhance the Company's ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

     In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, each option becomes exercisable in full, unless such option is assumed by the successor corporation. In the event the transaction is not approved by a majority of the "Continuing Directors" (as defined in the Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of any class of the Company's common stock to file reports of ownership and periodic changes in ownership of the Company's common stock with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of stock reports received by it with respect to fiscal 2002, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were compiled with, except that Charles L. Crittenden and H. Craig Moody, directors of the Company, through an oversight, each filed one late report on Form 4 reporting the purchases of shares of Class A Common Stock.

                     APPROVAL OF THE 2003 STOCK OPTION PLAN

                                   PROPOSAL 2

     Management has prepared for approval by the Company's stockholders of the Security National Financial Corporation 2003 Stock Option Plan (the "2003 Plan") and proposes the reservation of 500,000 shares of Class A Common Stock and 1,000,000 shares of Class C Common Stock for issuance thereunder. The 2003 Plan has been approved by the Board of Directors on May 9, 2003. The stockholders will be asked to approve the adoption of the 2003 Plan and the reservation of shares of issuance thereunder at the Annual Meeting of Stockholders. Management recommends that stockholders vote for the approval of the adoption of the 2003 Plan so as to allow the grant of options and the issuance of shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote and represented at the Annual Meeting will be required to approve the adoption of the 2003 Plan.

     The 2003 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both "incentive stock options", as defined under Section 422A of the Internal Revenue Code of 1986 (the "Code") and "non-qualified options" may be granted under the 2003 Plan.

     The 2003 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales affected under the 2003 Plan are to be determined by the Board of Directors or its committee. No options may be exercised for a term of more than ten years from the date of grant. Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than then fair market value of the option shares on the date of grant. The 2003 Plan provides that the exercise price for non-qualified options will be not less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company's Board of Directors.

     The 2003 Plan has a term of ten years. The Board of Directors may amend or terminate the 2003 Plan at any time, from time to time, subject to approval of certain modifications to the 2003 Plan by the shareholders of the Company as may be required by law or the 2003 Plan.


           The Board of Directors unanimously recommends a vote "FOR"
                 the approval of the 2003 Stock Option Plan and
              reservation of 500,000 shares of Class A Common Stock
      and 1,000,000 shares of Class C Common Stock for issuance thereunder


                      REPORT OF THE COMPENSATION COMMITTEE


     Under rules established by the Securities and Exchange Commission (the "Commission"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chairman of the Board of Directors and Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

     Executive Compensation Philosophy. The Compensation Committee of the Board of Directors is composed of three directors, two of whom are independent, outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

     Executive Compensation Components. The key components of the Company's compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

     Base Salary. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 2002 were reasonable as compared to amounts paid by companies of similar size.

     Annual Incentive. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company financial performance. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company's achievement of certain financial performance. The Compensation Committee believes that executive officer annual bonuses for 2002 were reasonable as compare to amounts paid by companies of similar size.

     Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Class A Common Stock occurs over a number of years.

     Compensation of Chief Executive Officer. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by George R. Quist, the Chairman of the Board and Chief Executive Officer of the Company, for services rendered in 2002. Mr. Quist received a base salary of $165,600 for 2002. He also received an annual bonus of $25,000 and stock options to purchase 80,000 shares of the Company's Class A Common Stock.

                                            COMPENSATION COMMITTEE

                                            George R. Quist, Chairman
                                            Charles L. Crittenden
                                            Norman G. Wilbur

                          REPORT OF THE AUDIT COMMITTEE

     The Company has an Audit Committee consisting of three non-management directors, Charles L. Crittenden, H. Craig Moody, and Norman G. Wilbur. Each member of the Audit Committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards. The Company's Board of Directors has adopted a written charter for the Audit Committee.

     During the year 2002, the Audit Committee met two times. The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of internal and external audit examinations, and the audited financial statements. In addition, the Audit Committee has met with the Company's independent auditors, Tanner + Co., and discussed all matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Audit Committee reviewed and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2002 was compatible with the auditors' independence.

     In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on these financial statements.

     Pursuant  to  the  reviews  and  discussions  described  above,  the  Audit
Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                                 AUDIT COMMITTEE

                                                 Norman G. Wilbur, Chairman
                                                 Charles L. Crittenden
                                                 H. Craig Moody


                         COMPANY STOCK PRICE PERFORMANCE

     This graph below compares the cumulative total stockholder return of the Company's Class A Common Stock with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Insurance Index for the period from December 31, 1997 through December 31, 2002. The graph assumes that the value of the investment in the Company's Class A Common Stock and in each of the indexes was $100 at December 31, 1997, and that all dividends were reinvested.

     The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company's Class A Common Stock.

                        December 31      December 31       December 31       December 31      December 31     December 31
                            1997             1998             1999               2000             2001           2002
                            ----             ----             ----               ----             ----           ----
Security National
   Financial Corporation     100               75               93                 65                75             200
S&P 500                      100              127              151                136               118              91
S&P Insurance Index          100              108              115                154               133             105


     The graph set forth above is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                   PROPOSAL 3

     The independent public accounting firm of Tanner + Co. has been the Company's independent accountants since December 31, 1999. The Audit Committee has recommended and the Board of Directors has appointed Tanner + Co. for purposes of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2003. It is anticipated that representatives of Tanner + Co. will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire, and to be available to respond to appropriate questions.

      The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of Tanner + Co. as the Company's independent accountants for fiscal year ending December 31, 2003.

                AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN
                   AND IMPLEMENTATION FEES AND ALL OTHER FEES

     Fees  for the  year  2002  annual  audit of the  financial  statements  and
employee  benefit  plans  and  related  quarterly  reviews  were   approximately
$194,195. There were $6,390 other fees during 2002.

                                  OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting, but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     You are referred to the Company's annual report, including financial statements, for the fiscal year ended December 31, 2002. The annual report is incorporated in this Proxy Statement and is not to be considered part of the soliciting material. The Company will provide, without charge to each stockholder upon written request, a copy of the Company's Annual Report Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2002. Such requests should be directed to Mr. G. Robert Quist, First Vice President and Secretary, at P.O. Box 57250, Salt Lake City, Utah 84157-0250.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER'S PROPOSALS
                   FOR ANNUAL MEETING TO BE HELD IN JULY 2004

     Any proposal by a stockholder to be presented at the Company's next Annual Meeting of Stockholders expected to be held in July 2004 must be received at the offices of the Company, P.O. Box 57250, Salt Lake City, Utah 84157-0250, no later than March 31, 2004.

                                      By order of the Board of Directors,



                                      G. Robert Quist
                                      First Vice President and Secretary

June 5,  2003
Salt Lake City, Utah

                     SECURITY NATIONAL FINANCIAL CORPORATION

                             2003 STOCK OPTION PLAN


1. Purpose. This 2003 Stock Option Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of Security National Financial Corporation, a Utah corporation (the "Company"), and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422A(b) of the Internal Revenue Code of 1986 (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 425 of the Code.

2.   Administration of the Plan.

     (a) Board or Committee Administration. The Plan shall be administered solely by the Board of Directors of the Company (the "Board") or a Compensation Committee (the "Committee") of not less than two members of the Board of Directors. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422A of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

     (b) Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     (c) Grant of Stock Rights to Board Members. Stock Rights may be granted to members of the Board, but any such grant shall be made and approved in accordance with paragraph 2(d), if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

     (d) Compliance with Federal Securities Laws. Various restrictions apply to officers and directors and others who may be deemed insiders. Holders of Stock Rights should consult with legal and tax advisors regarding the securities law, tax law and other effects of transactions under this Plan. These restrictions relate to holding periods, alternative minimum tax calculations and other matters and should be clearly understood by the Stock Rights holder.

     (e) Intent of Plan. This Plan is intended to be an "employee benefit plan" under Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended. This Plan is also intended to be a "compensatory benefit plan" under Rule 701 promulgated under the Securities Act of 1933, as amended. Transactions under the Plan are intended to comply with these rules. To the extent any provisions of the Plan or any action by the Committee or the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Commission or Board.

     (f) Shareholder Approval. Grants of incentive stock options hereunder shall be subject to shareholder approval of this Plan within twelve (12) months following the date this Plan is approved by the Board.

3. Eligible  Employees  and Others.

     ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

4. Stock.

     The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Class A Common Stock of the Company, par value $2.00 per share, and Class C Common Stock of the Company, par value $.20 per share (collectively referred to as the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 500,000 shares of Class A Common Stock and 1,000,000 shares of Class C Common Stock, subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

5. Granting of Stock Rights.

     Stock Rights may be granted under the Plan at any time until ten years after the date of the adoption of the Plan. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

6. Minimum Option Price; ISO Limitations.

     (a) Price for Non-Qualified Options. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the lesser of (i) the book value per share of Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or (ii) fifty percent (50%) of the fair market value per share of Common Stock on the date of such grant. Subject to the foregoing sentence, the exercise price and nature of consideration for Non-Qualified Options granted hereunder shall be determined by the Committee or Board in its sole discretion, taking into account factors it deems relevant.

     (b) Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

     (c) $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

     (d) Awards and Purchases. Awards and Purchases under this Plan shall be made at prices equal to the fair market value of the Company's Common Stock on the date of such Award or Purchase. Fair Market Value shall be determined by the Committee or Board in its sole discretion in accordance with Section 6(e) hereof. Shares of Common stock may be issued in Award and Purchase transactions for any lawful consideration determined by the Board or Committee, in its sole discretion.

     (e) Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

7. Option Duration.

     Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than
(i) ten (10) years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten (10) years from the date of grant in the case of ISOs generally, and (iii) five (5) years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

8. Exercise of Option.

     Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

     (a) Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

     (b) Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

     (c) Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

     (d) Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph
16) if such acceleration would violate the annual vesting limitation contained in Section 422A(d) of the Code, as described in paragraph 6(c).

9. Termination of Employment.

     If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of such optionee's ISOs shall become exercisable, and such optionee's ISOs shall terminate after the passage of ninety (90) days from the date of termination of such optionee's employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

10.      Death; Disability.

     (a) Death. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of such optionee's death, any ISO of such optionee may be exercised, to the extent of the number of shares with respect to which the optionee could have exercised on the date of the optionee's death, by the optionee's estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or one year from the date of the optionee's death.

     (b) Disability. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of disability, such optionee (or such optionee's custodian) shall have the right to exercise any ISO held by such optionee on the date of termination of employment, to the extent of the number of shares with respect to which the optionee could have exercised on that date, at any time prior to the earlier of the specified expiration date of the ISO or one year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

11. Assignability.

     No Option or Derivative Security as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be assignable or transferable by the optionee except as permitted under Rule 16b-3 under the Exchange Act or by will or by the laws of descent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by the optionee.

12. Terms and Conditions of Options.

     Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13.  Adjustments.

     Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to the optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

     (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (b) Assumption of Options by Successors. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, or the sale of substantially all of the assets of the Company, the Committee may in its sole discretion accelerate the exercisability of any or all outstanding Options so that such Options would be exercisable in full prior to the consummation of such dissolution, liquidation, merger or sale of assets at such times and on such conditions as the Committee shall determine, unless the successor corporation, if any, assumes the outstanding Options or substitutes substantially equivalent options.

     (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities the optionee would have received if the optionee had exercised the Option prior to such recapitalization or reorganization.

     (d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

     (e) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

     (f) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (g) Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

     (h) Adjustments. Upon the happening of any of the foregoing events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (a), (b) or
(c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

14. Means of Exercising Stock Rights.

     A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefore either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee, through the use of some of the shares in a fully vested account of the grantee in a pension or profit sharing plan including a 401(k) plan or employee stock ownership plan, or (e) at the discretion of the Committee, through the use of some of the shares or the rights to purchase some of the shares for which the Option is being exercised, or (f) at the discretion of the committee, by any combination of (a), (b), (c), (d) and
(e) above. If any while payment of the purchase price with stock or stock rights is permitted in accordance with the foregoing provisions, the person then entitled to exercise the option may, in lieu of using such stock or stock rights, direct the Company to withhold so many of the shares that would otherwise have been delivered upon exercise of his option as equals the number of shares that would have been transferred to the Company if the purchase price had been paid with previously issued stock or stock rights. For example, if a person qualifies to pay for five shares of stock under a Stock Right under (b),
(d) or (e) with four shares of stock or stock rights, said person may direct the Company to simply issue him one new share of stock instead of said person delivering four shares of stock or stock rights to the Company and the Company transferring five shares to said person. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued. The Committee may provide the grantee with a form for exercising his Stock Rights. An acceptable form is attached hereto, but the Committee, in its discretion, may from time to time make such changes in the form as it may determine are necessary or desirable.

15. Term and Amendment of Plan.

     This Plan was adopted by the Board on May 9, 2003, subject (with respect to the validation of ISOs granted under the Plan) to approval of the Plan by the stockholders of the Company. If the approval of stockholders is not obtained by May 9, 2003, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire on May 9, 2013 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Stock Rights may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph
13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee. The Committee may amend the terms of any Stock Right granted if such amendment is agreed to by the recipient of such Stock Right.

16. Conversion of ISOs Into Non-Qualified Options; Termination of ISOs.

     The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

17.  Application of Funds.

     The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

18. Governmental  Regulation.

     The Company's obligation to sell and deliver shares of Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

19. Withholding of Additional Income Taxes.

     Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 20) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such additional withholding taxes.

20. Notice to Company of Disqualifying Disposition.

     Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or
(b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

21. Governing Law; Construction.

     The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Utah. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

22. Financial Assistance.

     The Company is vested with authority under this Plan to assist any employee to whom an Option is granted hereunder (including any director or officer of the Company or any of its Related Corporations who is also an employee) in the payment of the purchase price payable on exercise of that Option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board or the Committee.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

             PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                              CLASS C COMMON STOCK

     The undersigned Class C common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on July 11, 2003, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 10:00 a.m. Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, Scott M. Quist and G. Robert Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1. To elect five of the seven directors to be voted upon by Class A and Class C common stockholders together:

         [ ] FOR all nominees listed below (except as marked to the contrary below) [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

             Robert G. Hunter, M.D., H. Craig Moody, Scott M. Quist
                      George R. Quist and Norman G. Wilbur

2. To approve the adoption of the 2003 Stock Option Plan and the reservation of 500,000 shares of Class A Common Stock and 1,000,000 shares of Class C Common Stock for the issuance thereunder;

                               [ ] FOR [ ] AGAINST

3 To ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2003;

                               [ ] FOR [ ] AGAINST

4. To transact such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 and 3.

Dated  ___________________________________, 2003


-----------------------------------------
Signature of Stockholder

------------------------------------------
Signature of Stockholder

     Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.

             PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                              CLASS A COMMON STOCK

     The undersigned Class A common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on July 11, 2003, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, Scott M. Quist and G. Robert Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1. To elect two directors to be voted upon by Class A common stockholders voting separately as a class:

    [ ] FOR all nominees listed below (except as marked to the contrary below)
    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.) Charles L. Crittenden and
J. Lynn Beckstead, Jr.

     To elect the remaining five directors to be voted upon by Class A and Class C common stockholders together:

    [ ] FOR all nominees listed below (except as marked to the contrary below)
    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.) Robert G. Hunter, M.D., H. Craig Moody, George R. Quist Scott M. Quist, and Norman G. Wilbur

2. To approve the adoption of the 2003 Stock Option Plan and the reservation of 500,000 shares of Class A Common Stock and 1,000,000 shares of Class C Common Stock for the issuance thereunder;

                           [  ]  FOR                 [  ]  AGAINST

3. To ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2003;

                           [  ]  FOR                 [  ]  AGAINST

4 To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSALS 1 AND 2 ABOVE AND FOR PROPOSAL 3 and 4.

Dated  ____________________________________, 2003


-----------------------------------------
Signature of Stockholder

-----------------------------------------
Signature of Stockholder

     Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.